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                                                                EXHIBIT 99(d)(8)

                                                                  draft 11/26/02

                             STOCK PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of November 29, 2002 between the Pledgors named below (each, the "Pledgor"), and The Governor and Company of the Bank of Scotland (the "Pledgee").

            NOW, THEREFORE, it is agreed:

            For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, as collateral security for the due and punctual payment and performance of all the Secured Obligations (as defined below), Pledgor hereby deposits and pledges with Pledgee the shares of stock indicated on Annex 1 hereto (all such shares, together with all other shares of stock required to be deposited hereunder, the "Pledged Shares") and the promissory notes (if any) indicated on Annex 1 hereto (said notes, to the extent of an aggregate principal amount equal to the Specified Percentage of each such promissory note, together any other debt security required to be deposited hereunder to the extent of an aggregate principal amount equal to the Specified Percentage of each such other debt security, collectively the "Pledged Debt"; the Pledged Shares and the Pledged Debt being sometimes referred to herein as the "Pledged Securities") and hereby grants to Pledgee a security interest in and a lien upon, and hereby assigns, transfers, pledges and sets over to Pledgee, all of Pledgor's right, title and interest in and to the following (the "Collateral"):

            (a) the Pledged Securities;

            (b) all dividends and interest on the Pledged Securities;

            (c) all proceeds of the Pledged Securities and any of the other Collateral;

            (d) all collateral, liens and security interests securing the obligations of any issuer of any of the Pledged Debt in connection with such Pledged Debt;

            (e) all other securities, money and other property required to be pledged hereunder, and all rights related thereto; and

            (f) all other rights of Pledgor with respect to the foregoing Collateral.

            Section 1. Definitions. (a) Unless otherwise specified, all terms used in this Pledge Agreement shall have the same meaning as used in that certain promissory note dated December [--], 2002 executed by FirstCity Consumer Lending Corporation, a Texas corporation ("Borrower"), in favor of Pledgee, as the same may from time to time be amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified from time to time, the "Note").

            (b) Certain Phrases. All references to Sections in this Pledge Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Pledge Agreement unless otherwise specified. As used in this Pledge Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative. No difference shall be imputed to the use in some places herein of "including" and in others of "including without limitation." Phrases such as "hereof" and "herein" refer to the entire Pledge Agreement and not just the section or other portion in which said reference appears.
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            (c) Defined Terms. Terms used in this Pledge Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

            "Aggregate Collateral" shall mean, collectively, the Collateral (as defined herein) and the Collateral (as defined in the Security Agreement).

            "Collateral" shall have the meaning provided for such term in the third paragraph hereof.

            "dividends" shall include distributions on account of partnership, limited liability company and other equity interests to the extent that the Pledged Securities include partnership interests, limited liability company interests or equity securities other than shares of stock.

            "Drive Collateral" shall mean the Pledged Drive-GP Membership Interests and the Pledged Drive Partnership Interests.

            "Drive Note" shall mean any indebtedness of Drive, evidenced by a promissory note or other instrument, that is incurred after the date hereof and payable (by endorsement or otherwise) to Pledgor.

            "Drive-GP Membership Interests" shall mean membership and other equity interests in Drive-GP.

            "Drive Partnership Interests" shall mean the aggregate of all partnership and other equity interests in Drive and all rights and interests relating thereto, including all related capital accounts and rights to receive distributions, dividends, allocations and other amounts from time to time payable in connection therewith.

            "1933 Act" shall have the meaning provided for such term in Section 2(h) hereof.

            "Pledged Collateral" shall mean all of the Pledged Securities (as defined in the Security Agreement) and all of the Pledged Shares (as defined in this Pledge Agreement).

            "Pledged Debt" shall have the meaning provided for such term in the third paragraph hereof.

            "Pledged Drive-GP Membership Interests" shall mean Drive-GP Membership Interests at any time held by CLC equal to 20% of all Drive Drive-GP Membership Interests at the time outstanding.

            "Pledged Drive Partnership Interests" shall mean Limited Partnership Interests at any time held by Funding and beneficially owned by CLC equal to 20% of all Limited Partnership Interests at the time outstanding.

            "Pledged Shares" shall have the meaning provided for such term in the third paragraph hereof.

            "Pledged Securities" shall have the meaning provided for such term in the third paragraph hereof.

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            "Secured Obligations" shall mean (i) all obligations of Pledgor under this Pledge Agreement and the other Loan Documents to which it is a party;
(ii) all obligations of the Borrower, for principal, interest or otherwise, incurred under or in connection with the Note and the other Loan Documents;
(iii) all obligations of the Guarantor, for principal, interest or otherwise, incurred under or in connection with the Guarantee Agreement and the other Loan Documents; and (iv) all obligations of Borrower and Guarantor under the Fee Letter; in each of the foregoing cases (i.e., clauses (i)-(iv) preceding) whether such obligations are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising.

            "Transfer Restrictions" shall have the meaning provided for such term in Section 2(c) hereof.

            "written," "writing" and variations thereof shall refer to any form of written communication or a communication by means of telecopier.

            Section 2. Representations. Pledgor represents, warrants and covenants as follows:

            (a) The Pledged Securities are duly and validly issued, the Pledged Shares are fully paid and non-assessable and all instruments evidencing any of the Pledged Debt are the valid and binding obligations of the issuers thereof, enforceable against such issuers in accordance with their respective terms. No offsets, defenses or counterclaims by any issuer of Pledged Debt exist against Pledgor.

            (b) When deposited with Pledgee, the Pledged Securities will be duly and validly pledged hereunder in accordance with applicable law, and Pledgor warrants and covenants and agrees to defend Pledgee's rights and title in and to the Pledged Securities against the claims and demands of all persons and entities.

            (c) Each Pledgor is the sole legal and equitable owner of, and has good title to, all of the Pledged Securities listed on Annex 1 hereto as being pledged by such Pledgor, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever except for (in certain instances) Permitted Collateral Liens and restrictions on transfer of Partnership Interests imposed by the Shareholders Agreement (said restrictions on transfer, the "Transfer Restrictions"). Pledgor has full power, authority and legal right to pledge the Pledged Securities being pledged by such Pledgor as herein provided.

            (d) Each certificate evidencing the Pledged Shares is issued in the name of Pledgor as provided in Annex 1 hereto, and each such certificate has been duly executed in blank by Pledgor or has attached thereto an instrument of transfer or assignment duly executed in blank by Pledgor, all in form and substance satisfactory to Pledgee.

            (e) The security interest described in this Pledge Agreement represents a valid first lien on and security interest in the Collateral superior and prior to the rights of all third persons or entities except for (in certain instances) Permitted Collateral Liens and restrictions on transfer of Partnership Interests imposed by the Shareholders Agreement.

            (f) No filings or recordings (including, without limitation, under the Uniform Commercial Code) are necessary to be made in order to perfect, protect and preserve the lien on and security interest in the Collateral created by this Pledge Agreement, except for a UCC-1 financing statement to be filed with the Secretary of State of (i) Delaware with respect to Collateral pledged by FC and (ii) Texas with respect to Collateral pledged by CLC.

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            (g) Pledgor will not (i) sell, assign, transfer or otherwise dispose of any of the Collateral, or any rights pertaining thereto, or (ii) create, or suffer to be created or to exist, any mortgage, pledge, lien, security interest, charge or encumbrance upon the Collateral or any part thereof, or upon the income or profits thereof or any other rights related thereto, other than pursuant to (or as permitted by) this Pledge Agreement, or (iii) subordinate its right to receive any payment in respect of, or any of its other rights in connection with, any Pledged Debt to that of any other Person or obligation, or
(iv) directly or indirectly amend, modify, surrender, compromise, accept prepayment of, or waive any of its rights under, any of the Pledged Securities (or agree to any of the foregoing) or take any action to enforce same without the prior written consent of Pledgee. The issuer of the Pledged Securities by its acknowledgement and consent hereto agrees that such will not be done without such consent. Pledgor will, from time to time, promptly pay and discharge all taxes, assessments and other governmental charges, the lien of which would or might be prior or equal to the lien of this Pledge Agreement, imposed upon the Collateral or any part thereof or upon the income or profits therefrom, and also all taxes, assessments and other governmental charges imposed upon the lien or interest of Pledgee under this Pledge Agreement or in respect of the Collateral, and at its expense will take all such other action as from time to time may be necessary or appropriate to preserve the lien of this Pledge Agreement on the Collateral as a first lien (subject to any Permitted Collateral Lien) thereon.

            (h) This Pledge Agreement has been duly authorized by all necessary action (corporate or otherwise) on the part of Pledgor and Pledgor has obtained all consents and approvals (governmental, third party or otherwise) necessary in connection therewith, including without limitation all such consents and approvals necessary for Pledgee to sell, assign or otherwise transfer any or all of the Pledged Securities to a third party as provided in Section 8 hereof (except to the extent that any such sale may require compliance with the Securities Act of 1933 (the "1933 Act") or comparable provisions of any applicable state securities laws). This Pledge Agreement is Pledgor's valid and binding obligation, enforceable against Pledgor in accordance with its terms.

            (i) The Pledged Shares now constitute and shall at all times in the future constitute 100% of the issued and outstanding shares of the issuer thereof (80% in the case of the shares of Funding-GP).

            (j) Pledgor hereby agrees to immediately, upon receipt thereof, deliver to Pledgee all certificates representing any additional shares of stock or other equity securities of each issuer of Pledged Securities that are hereafter acquired by Pledgor, each such certificate to be duly executed in blank or have attached thereto a stock power duly signed in blank by Pledgor.

            (k) Pledgor will cause each Person whose shares are being pledged by it hereunder and which is a directly or indirectly owned Subsidiary of such Pledgor to note on its stock and record books the pledge in favor of Pledgee that is granted hereunder.

Each of the foregoing representations and warranties which is qualified to the extent set forth in the Disclosure Letter is hereby qualified, for all purposes of this Agreement, by the qualifications (if any) set forth in the Disclosure Letter.

            Section 3. Transfer of Shares. At any time when a Default or Event of Default exists, Pledgee may cause all or any of the Pledged Securities to be transferred into its name or that of a nominee or nominees (to the extent that any of the Pledged Securities are not already so transferred).

            Section 4. Voting Rights Prior to Event of Default. So long as an Event of Default shall not have occurred and be continuing, Pledgor shall be entitled, to the extent not inconsistent with this Pledge Agreement, the Note, the Guarantee Agreement, or any other Loan Document:

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            (a) To exercise the voting power with respect to the Pledged
Securities and for that purpose Pledgee shall execute or cause to be executed from time to time (at the expense of Pledgor) such proxies or other instruments in favor of Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by Pledgor and as shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; provided that such voting power shall not, without Pledgee's prior written consent, be exercised by Pledgor to (i) adversely affect the maturity, interest rate, principal amount or any subordination provisions of any of the Pledged Debt, (ii) subordinate or terminate any of the Pledged Debt, (iii) commence any foreclosure action or exercise any other remedy under any of the Pledged Debt, (iv) otherwise adversely affect the interests of Pledgee in connection with any of the Pledged Securities; or (v) in any manner that is inconsistent with the terms of this Pledge Agreement, the Note, the Guarantee Agreement or any other Loan Document;

            (b) To receive and retain for its own account (except as otherwise required by Section 5 below) any and all dividends (other than stock dividends and liquidating dividends), interest and principal at any time and from time to time paid, or declared or permitted to be paid, upon any of the Pledged Securities; and

            (c) To exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities (subject, however, to Section 6 hereof), but only with the prior written consent of Pledgee.

            Section 5. Distributions. (a) Pledgor hereby agrees to pay directly to Pledgee, for application as provided in Section 9 hereof, the Specified Percentage of all Distributions paid to it that are directly attributable to Distributions (other than Tax Distributions) paid by any of the Drive Entities.

            (b) Any such Distributions paid to Pledgor that are required by the terms hereof to be paid to Pledgee shall, until so paid to Pledgee, be received by Pledgor on behalf of and in trust for Pledgee.

            Section 6. Dissolution of Issuer; Stock Dividends. If, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be promptly paid over to Pledgee, to be applied as set forth in Section 9 hereof. In case any stock or similar dividend shall be declared on any of the Pledged Securities, or any shares of stock or other debt or equity securities shall be issued upon conversion of any of the Pledged Securities (or the exercise of any option or similar right), or any shares of stock or fractions thereof shall be issued pursuant to any stock split or merger involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital stock of the issuer of any of the Pledged Securities or the merger or reorganization thereof or otherwise (including without limitation as a result of any default by the issuer of any of the Pledged Debt and any resultant realization upon any collateral therefor), the shares or other property so distributed shall be delivered promptly to Pledgee (accompanied, where applicable, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions) to be held by it as collateral security for the Secured Obligations (or, with respect to distributions of capital or other monies, to be applied as set forth in Section 9 hereof). No monies shall be required to be paid to Pledgee under this Section 6 to the extent they do not represent, directly or indirectly, payments in respect of Drive Collateral.

            Section 7. Voting Rights After Event of Default. If any Event of Default shall have occurred and be continuing:

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            (a) Pledgee shall thereafter be entitled (i) to exercise the voting power with respect to the Pledged Securities (but only, unless ownership of said securities has been transferred in accordance with the terms of this Pledge Agreement, insofar as the decisions affect ownership or control of (or other matters relating to) Funding or a Drive Entity, (ii) to receive and apply as set forth in Section 9 hereof any and all dividends, principal and interest at any time and from time to time declared or paid upon any of the Pledged Securities to the extent such dividends, principal or interest can be traced to the Specified Percentage of dividends, principal, interest or other payments declared or made by a Drive Entity, and (iii) to exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities; and

            (b) any dividends, principal, interest or other sums paid to Pledgor upon or with respect to any of the Pledged Securities (but not any amounts that cannot be traced to the Specified Percentage of any dividends, principal, interest or other payments declared or made by a Drive Entity) shall be received by Pledgor on behalf of and in trust for Pledgee and shall be paid over promptly to Pledgee, to be applied as set forth in Section 9 hereof.

            Section 8. Certain Rights of Pledgee After Event of Default. (a) If any Event of Default shall have occurred and be continuing, Pledgee may exercise all rights of a secured party under the Uniform Commercial Code and, without obligation to resort to other security, may at any time and from time to time:

            (i) sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as Pledgee may determine, Pledgor hereby agreeing that, upon such sale, any and all equity or right of redemption of Pledgor shall be automatically waived and released without any further action on the part of Pledgor, and in connection therewith Pledgee may grant options, all without either demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. In the event of any such sale, Pledgee shall give Pledgor ten days prior written notice of its intention to sell . Upon each such sale, Pledgee may purchase, to the extent permitted by the NYUCC (as defined in the Security Agreement) all or any of the Pledged Securities being sold, free from any equity or right of redemption, which, upon each such sale, shall be waived and released. Any such sale or other disposition shall be made in a commercially reasonable manner. The proceeds of each such sale shall be applied as provided in Section 9 hereof, and Pledgor (subject to the provisions of Section 1.9 of the Note) will continue liable for any deficiency with respect to any of the Secured Obligations remaining unpaid. The balance, if any, remaining after indefeasible cash payment in full of the Secured Obligations and when the Fee Letter is no longer in effect shall be paid over to Pledgor or its designee. For the purposes of this Section 8, an agreement to sell any or all the Pledged Securities entered into after the applicable notice period specified above shall be treated as a sale thereof, and Pledgee shall be entitled to carry out such sale pursuant to such agreement and Pledgor shall not be entitled to the return of any of the Pledged Securities subject thereto notwithstanding the fact that after Pledgee shall have entered into any such agreement Pledgor or another Loan Party shall have tendered payment in full of the Secured Obligations; and

            (ii) appropriate and apply all money held as part of the Collateral to the Secured Obligations.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the 1933 Act and applicable state securities laws, Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral

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for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

            Section 9. Distribution of Proceeds. (a) Except as otherwise provided herein, all money that Pledgee shall receive, in accordance with the provisions hereof, whether by sale of the Pledged Securities or otherwise, shall be applied in the following manner: First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Pledge Agreement or any of the reasonable expenses and disbursements of Pledgee (including without limitation the fees and disbursements of its counsel and agents); Second, to the payment of the Secured Obligations in such order as Pledgee may determine; and Third, as provided under clause (b) below. Any surplus monies held by Pledgee and remaining when the Fee Letter is no longer in effect and all the Secured Obligations have been indefeasibly paid in full shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            (b) If any monies are paid hereunder to Pledgee at any time when the Fee Letter is in effect but no Secured Obligations are outstanding, 20% of all monies that can be traced to the Pledged Drive Partnership Interests or Pledged Drive-GP Membership Interests or Pledged Debt shall be paid to Pledgee pursuant to and in accordance with the Fee Letter (and the 80% balance shall be delivered to Pledgor or whomsoever may then be lawfully entitled to receive same).

            Section 10. Suretyship Waivers by Pledgor. Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Pledgee may deem advisable. Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto. Pledgor further waives any and all other suretyship defenses.

            Section 11. Marshalling. (a) Pledgee shall not be required to marshal any present or future collateral security (including but not limited to any of the Aggregate Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and under the other Loan Documents and in respect of the collateral security hereunder and thereunder and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of Guarantor and Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee's rights under this Pledge Agreement, the Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of Guarantor and Pledgor hereby irrevocably waives the benefits of all such laws.

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            (b) Without limiting the generality of clause Section 11 of this
Section 11, Pledgor acknowledges that Pledgee shall not be required to elect which of the Pledged Collateral to foreclose or otherwise realize upon but shall be entitled (subject to applicable law) to foreclose or otherwise realize upon such of the Pledged Collateral as it chooses.

            Section 12. Excess from Foreclosure. Notwithstanding anything to the contrary contained herein, if Pledgee forecloses or otherwise realizes upon Pledged Collateral that represent a beneficial interest in more than 20% of all outstanding Drive Partnership Interests (by itself or in combination with Drive-GP Membership Interests), Pledgee will make equitable arrangements with FC or CLC to grant it a record or beneficial interest in such excess (although Pledgee may retain voting rights in such excess with respect to matters directly or indirectly relating to the Drive Collateral) or to otherwise provide that the net proceeds of such excess, when monetized, will be paid to FC or CLC (as the case may be). Pledgee acknowledges that on the date this Pledge Agreement was originally executed, the percentage of Drive Partnership Interests owned beneficially by CLC and of record by Funding (and the percentage of Drive-GP Membership Interests owned beneficially and of record by CLC) exceeds the amount of Pledged Drive Partnership Interests and Pledged Drive-GP Memberships.

            Section 13. Cumulative Remedies; Standard of Care. The rights, powers and remedies (collectively, the "Rights") provided herein in favor of Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other Rights in favor of Pledgee existing at law or in equity, including (without limitation) all of the Rights available to a secured party under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. Pledgee shall exercise the same care and diligence in holding the Pledged Securities that Pledgee would devote to the custody of securities and certificates owned by Pledgee.

            Section 14. Sale of Pledged Shares. If any Event of Default shall have occurred, Pledgee shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and the other Collateral.

            Section 15. Delay; Amendment. (a) No delay on the part of Pledgee in exercising any of its rights, or partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Pledge Agreement shall (as to any Pledgor) be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and Pledgee. Notwithstanding the foregoing, no amendment of Annex 1 hereto to reflect a change of ownership of any Pledged Securities shall require the signature of any Pledgor other than that whose securities are being transferred or acquired and no amendment of this Pledge Agreement or Annex 1 hereto to add any Person as a pledgor hereunder shall require the signature of any Pledgor other than the Person whose securities are being pledged.

            (b) THIS PLEDGE AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            (c) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            Section 16. Survival of Obligations. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor or any issuer of

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the Pledged Securities; (b) any exercise or non-exercise, or any waiver, by
Pledgee of any Right under or in respect of the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement); or (c) any amendment to or modification of the Note, the Loan Documents, the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement), whether or not Pledgor shall have notice or knowledge of any of the foregoing.

            Section 17. Return of Pledged Securities. When the Fee Letter is no longer in effect and all of the Secured Obligations have been indefeasibly paid in full in cash, Pledgor (except to the extent otherwise contemplated by this Pledge Agreement) shall be entitled to the return of all of the Pledged Securities and of all Collateral which have not been used or applied toward the payment in full of the Secured Obligations, without representation or warranty of any kind by Pledgee (except a representation that Pledgee has not encumbered said Pledged Securities).

            Section 18. Assignment. This Pledge Agreement is binding upon Pledgor, Pledgee and their respective executors, administrators, successors and assigns and shall inure to the benefit of Pledgee and its successors and assigns. Pledgor may not assign its rights or obligations hereunder without the prior written consent of Pledgee, and any such purported assignment shall be void. All agreements, representations and warranties made herein shall survive the execution, delivery and performance of this Pledge Agreement.

            Section 19. Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            Section 20. Further Assurances. (a) Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Pledgee may reasonably request to effect the purposes of this Pledge Agreement and to secure to Pledgee the benefits of all rights, authorities and remedies conferred upon Pledgee by the terms of this Pledge Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in any applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for Pledgee, necessary or desirable to file or record this Pledge Agreement or any financing statement or other instrument or document respecting this Pledge Agreement or the pledge made hereunder, Pledgor agrees to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective. Pledgee shall have the right to file any such financing statements without the signature of Pledgor to the extent permitted by applicable law.

            (b) Pledgor agrees that if any Drive Notes are issued to it or any other member of the FC Group after the date hereof, Pledgor shall at its own expense forthwith (or cause such other Person to forthwith) endorse, assign and deliver the same to Pledgee, accompanied by such instruments of transfer or assignment duly executed in blank as Pledgee may from time to time specify.

            Section 21. Attorney-in-Fact. Pledgee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments (including without limitation financing statements, continuation statements, conveyances, assignments and transfers) which Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, if any Event of Default shall have occurred, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any distribution in respect of the Pledged Securities or the other Collateral or any part thereof and to give full discharge for the same.

            Section 22. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

            Section 23. Indemnification. (a) Pledgor agrees to indemnify Pledgee from and against any and all claims, damages, losses, liabilities and expenses arising out of or in connection with or resulting from this Pledge Agreement (including without limitation, enforcement of this Pledge Agreement), unless and to the extent that such claims, damages, losses, liabilities or expenses are attributable to Pledgee's gross negligence or wilful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

            (b) Pledgor will upon demand promptly pay to Pledgee the amount of any and all costs and expenses incurred in connection with the preparation, administration and enforcement of, or the preservation of any rights under, this Pledge Agreement and the reasonable expenses and disbursements of Pledgee (including without limitation the fees and disbursements of its counsel and agents).

            (c) To the extent a Pledgor is also a party to the Note or the Guarantee Agreement or another Loan Document, the foregoing provisions of this
Section 23 are (with respect to such Pledgor) in furtherance and not in limitation of Pledgor's obligations under such other Loan Document(s).

            (d) The provisions of this Pledge Agreement are subject to those of
Section 1.9 of the Note.

            Section 24. Notices; Headings. (a) Any notice or demand upon Pledgor under this Pledge Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when mailed, postage prepaid, by registered or certified mail, return receipt requested, or when telegraphed, telecopied or telexed or delivered by hand (such term to include delivery by Federal Express or similar courier service), to Pledgor at its address set forth below or at such other address as Pledgor may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to Pledgee, provided that in the case where Pledgee is required to give only three days' notice of a proposed sale of the Collateral such notice if delivered by mail shall not be deemed given until delivered. All notices to Pledgee provided for herein shall be deemed to have been given when delivered by mail or by hand, or telegraphed, telecopied or telexed, to Pledgee at its address set forth below or at such other address as Pledgee may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to Pledgor.

            (b) The descriptive headings of the various provisions of this Pledge Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Pledge Agreement.

            Section 25. Jurisdiction. Pledgor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST PLEDGOR WITH RESPECT TO THIS PLEDGE AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN ANY COURT IN THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AS PLEDGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT PLEDGOR GENERALLY AND UNCONDITIONALLY ACCEPTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by Pledgee in writing, with respect to any action or proceeding brought by it against Pledgee and any questions relating to usury, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon Pledgor by registered or certified mail or by Federal Express (or other similar overnight courier service) at the address stated alongside its name on the signature page hereof or at such other address as Pledgor is notified of in accordance with Section 24 hereof), such service being hereby acknowledged by Pledgor as being effective and binding service in every respect. Pledgor waives any right to stay or to dismiss any action or proceeding brought before any of said courts on the basis of forum non conveniens. Nothing herein shall affect the right of Pledgee to serve process in any other manner permitted by applicable law or shall limit the right of Pledgee to bring actions and proceedings against Pledgor in the courts of any other jurisdiction.

            Section 26. Specific Performance. Pledgor agrees that its obligations and the rights of Pledgee hereunder and under the Secured Obligations may be enforced by specific performance hereof and thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by Pledgee that Pledgee would otherwise suffer irreparable harm, and Pledgor hereby consents to the issuance of such specific injunctive relief.

            Section 27. Separate Agreement. This Pledge Agreement is intended to be a separate agreement between each Pledgor and Pledgee; as such, the consent of no other Person (including other Pledgors) is required for any waiver, amendment, supplement or other modification of Pledgee's agreement hereunder with any particular Pledgor.

            Section 28. Waiver of Jury Trial. EACH OF PLEDGEE AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PLEDGEE, PLEDGOR, ANY OTHER PLEDGOR, THE BORROWER OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLEDGEE ENTERING INTO THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            Section 29. Counterparts. This Pledge Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

            IN WITNESS WHEREOF, Pledgor and Pledgee have duly executed and delivered this Pledge Agreement as of the date first above written.

                                                          Address

FirstCity Financial Corporation, Pledgor          For Deliveries (including,
                                                  e.g., FedEx)
                                                  6400 Imperial Drive
                                                  Waco, Texas 76712
By_____________________________                   Attn: Legal Dept.
    Name:  James T. Sartain
    Title: President                              For Mail
                                                  PO Box 8216

                                                  Waco, Texas 76714-8216
                                                  Attn: Legal Dept.

                                                  fax:  254/751-7725

FirstCity Consumer Lending Corporation, Pledgor   For Deliveries (including,
                                                  e.g., FedEx)
                                                  6400 Imperial Drive
                                                  Waco, Texas 76712
By_____________________________                   Attn: Legal Dept.
    Name:  James T. Sartain
    Title: Chairman of the Board                  For Mail
                                                  PO Box 8216
                                                  Waco, Texas 76714-8216
                                                  Attn: Legal Dept.

                                                  fax:  254/751-7725
The Governor and Company
         of the Bank of Scotland, Pledgee                 c/o Bank of Scotland
                                                          565 Fifth Avenue
By_____________________________                           New York, NY 10017
    Name:  Jack S Dykes                                   fax:  212/883-6610
    Title: Executive Vice President

Acknowledged and Consented to:
[issuer of pledged debt]

By ____________________________
   Name:
   Title:

 [This is a signature page for Stock Pledge Agreement dated as of November 29, 2002]

                                                                      Annex 1 to
                                                          Stock Pledge Agreement

                               Pledged Securities

                                 Pledged Shares

                                            No. of
Pledgor       Issuer           Class        Shares         Cert. No.
-------       ------           -----        ------         ---------
FC            CLC              common?      [-------]      [--------]
CLC           Funding-GP       common?      [-------]      [--------]

                          [Haynes & Boone to complete]

                                  Pledged Debt

                               Name of       Principal
Pledgor       Issuer           Security       Amount        Cert. No.
-------       ------           --------      ---------      ---------


                                [None at present]

Key to definitions used above

CLC= FirstCity Consumer Lending Corporation, a Texas corporation
FC = FirstCity Financial Corporation, a Delaware corporation
Funding-GP = FirstCity Funding GP Corp., a Texas corporation